Execution Copy

The Andersons, Inc.

$17,000,000 4.80% Senior Guaranteed Notes, Series A,
due March 27, 2011

$25,000,000 Adjusting Rate Senior Guaranteed Notes, Series A-1,
due March 27, 2012

$25,000,000 Adjusting Rate Senior Guaranteed Notes, Series A-2,
due March 27, 2013

$25,000,000 Adjusting Rate Senior Guaranteed Notes, Series A-3,
due March 27, 2014

$61,500,000 6.12% Senior Guaranteed Notes, Series B,
due March 27, 2015

$41,500,000 6.78% Senior Guaranteed Notes, Series C,
due March 27, 2018

Amended and Restated Note Purchase Agreement

Dated as of February 26, 2010

Table of Contents

Section	Heading	Page
Section 1.Authorization of Notes
Section 2.Exchange of Notes Section 3.Closing
Section 4.Conditions to Closing
Section 4.1. Section 4.2. Section 4.3. Section 4.4. Section 4.5. Section 4.6. Section 4.7. Section 4.8. Section 4.9. Section 4.10. Section 4.11. Section 4.12.	Representations and Warranties
Performance; No Default
Compliance Certificates
Opinions of Counsel
Purchase Permitted by Applicable Law, Etc
Exchange
Payment of Special Counsel Fees
Private Placement Number
Changes in Corporate Structure
[Reserved]
Proceedings and Documents
Subsidiary Guaranty
Section 5.Representations and Warranties of the Company
Section 5.1.
Section 5.2.
Section 5.3.
Section 5.4.
Section 5.5.
Section 5.6.
Section 5.7.
Section 5.8.
Section 5.9.
Section 5.10.
Section 5.11.
Section 5.12.
Section 5.13.
Section 5.14.
Section 5.15.
Section 5.16.
Section 5.17.
Section 5.18.
Section 5.19.
Section 5.20.
Organization; Power and Authority
Authorization, Etc
Disclosure
Organization and Ownership of Shares of Subsidiaries; Affiliates
Financial Statements; Material Liabilities
Compliance with Laws, Other Instruments, Etc
Governmental Authorizations, Etc
Litigation; Observance of Agreements, Statutes and Orders
Taxes
Title to Property; Leases
Licenses, Permits, Etc
Compliance with ERISA
Private Offering by the Company
Use of Proceeds; Margin Regulations
Existing Indebtedness; Future Liens
Foreign Assets Control Regulations, Etc
Status under Certain Statutes
Environmental Matters
Ranking of Obligations
Solvency
Section 6.Representations of the Noteholders
Section 6.1. Section 6.2.	Purchase for Investment Source of Funds
Section 7.Information as to Company
Section 7.1. Section 7.2. Section 7.3.	Financial and Business Information Officer’s Certificate Visitation
Section 8.Payment and Prepayment of the Notes
Section 8.1. Section 8.2. Section 8.3. Section 8.4. Section 8.5. Section 8.6. Section 8.7. Section 8.8.	Required Prepayments
Optional Prepayments with Make-Whole Amount
Allocation of Partial Prepayments
Maturity; Surrender, Etc
Purchase of Notes
Make-Whole Amount
Mandatory Offer to Prepay
Prepayment in Connection with Sales of Assets
Section 9.Affirmative Covenants
Section 9.1.
Section 9.2.
Section 9.3.
Section 9.4.
Section 9.5.
Section 9.6.
Section 9.7.
Section 9.8.
Section 9.9.
Section 10.Negative Covenants
Section 10.1.
Section 10.2.
Section 10.3.
Section 10.4.
Section 10.5.
Section 10.6.
Section 10.7.
Section 10.8.
Section 11.Events of Default
Compliance with Law
Insurance
Maintenance of Properties
Payment of Taxes and Claims
Corporate Existence, Etc
Books and Records
Subsidiary Guarantors
Priority of Obligations
Additional Restrictions

Transactions with Affiliates
Merger, Consolidation, Etc
Line of Business
Terrorism Sanctions Regulations
Liens
Sale of Assets, Etc
Certain Financial Ratios
Funded Indebtedness

Section 12.Remedies on Default, Etc
Section 12.1. Section 12.2. Section 12.3. Section 12.4.	Acceleration Other Remedies Rescission No Waivers or Election of Remedies, Expenses, Etc
Section 13.Registration; Exchange; Substitution of Notes
Section 13.1. Section 13.2. Section 13.3. Section 14.Payments on Notes Section 14.1. Section 14.2. Section 15.Expenses, Etc Section 15.1. Section 15.2.	Registration of Notes Transfer and Exchange of Notes Replacement of Notes Place of Payment Home Office Payment Transaction Expenses Survival
Section 16.Survival of Representations and Warranties; Entire Agreement
Section 17.Amendment and Waiver
Section 17.1. Section 17.2. Section 17.3. Section 17.4. Section 18.Notices	Requirements Solicitation of Holders of Notes Binding Effect, Etc Notes Held by Company, Etc
Section 19.Reproduction of Documents
Section 20.Confidential Information
Section 21.Substitution of Noteholder
Section 22.Miscellaneous Section 22.1. Section 22.2. Section 22.3. Section 22.4. Section 22.5. Section 22.6. Section 22.7. Section 22.8. Section 22.9. Signature	Successors and Assigns Payments Due on Non-Business Days Accounting Terms Severability Construction, Etc Counterparts Governing Law Jurisdiction and Process; Waiver of Jury Trial Original Notes

Noteholder Schedule	—	Exchange Information
Schedule A	—	Information Relating to Noteholders
Schedule B	—	Defined Terms
Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Indebtedness and Liens
Exhibit 1(a)-1	—	Form of 4.80% Senior Guaranteed Notes, Series A, due March 27, 2011
Exhibit 1(a)-2	—	Form of Adjusting Rate Senior Guaranteed Notes, Series A-1, due March 27, 2012
Exhibit 1(a)-3	—	Form of Adjusting Rate Senior Guaranteed Notes, Series A-2, due March 27, 2013
Exhibit 1(a)-4	—	Form of Adjusting Rate Senior Guaranteed Notes, Series A-3, due March 27, 2014
Exhibit 1(b)	—	Form of 6.12% Senior Guaranteed Notes, Series B, due March 27, 2015
Exhibit 1(c)	—	Form of 6.78% Senior Guaranteed Notes, Series C, due March 27, 2018
Exhibit 2	—	Form of Subsidiary Guaranty
Exhibit 4.4(a)	—	Form of Opinion of General Counsel for the Company
Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Noteholders

The Andersons, Inc.
480 West Dussel Drive
Maumee, Ohio 43537

4.80% Senior Guaranteed Notes, Series A, due March 27, 2011

Adjusting Rate Senior Guaranteed Notes, Series A-1, due March 27, 2012

Adjusting Rate Senior Guaranteed Notes, Series A-2, due March 27, 2013

Adjusting Rate Senior Guaranteed Notes, Series A-3, due March 27, 2014

6.12% Senior Guaranteed Notes, Series B, due March 27, 2015

6.78% Senior Guaranteed Notes, Series C, due March 27, 2018

As of February 26, 2010

To Each of the Noteholders Listed in

Schedule A Hereto:

Ladies and Gentlemen:

The undersigned, The Andersons, Inc., an Ohio corporation (the “Company”), previously entered into that certain Note Purchase Agreement, dated as of March 27, 2008 with certain institutional investors (said Note Purchase Agreement as heretofore amended and supplemented being referred to as the “Original Note Agreement”). Simultaneous with the execution and delivery of this Agreement, the Company will exchange certain Original Series A Notes outstanding under the Original Note Agreement for Series A-1 Notes, Series A-2 Notes or Series A-3 Notes (the “Exchange”), respectively, as set forth in the Noteholders Schedule attached hereto (the “Noteholders Schedule”) and the other Original Notes shall remain outstanding. The Company and each of the holders of the Original Notes named in the Noteholders Schedule desire to amend and restate as of the date hereof the Original Note Agreement (as so amended and restated, this “Agreement”) in its entirety to read as follows:

Section 1. Authorization of Notes.

(a) Original Notes. The Company has authorized the issue and sale of $92,000,000 aggregate principal amount of its 4.80% Senior Guaranteed Notes, Series A, due March 27, 2011 (the “Original Series A Notes”), $61,500,000 aggregate principal amount of its 6.12% Senior Guaranteed Notes, Series B, due March 27, 2015 (the “Original Series B Notes”) and $41,500,000 aggregate principal amount of its 6.78% Senior Guaranteed Notes, Series C, due March 27, 2018 (the “Original Series C Notes”) and together with the Original Series A Notes and the Original Series B Notes, the “Original Notes,”), all of which remain outstanding as of the date hereof.

(b) New Series A Notes. In addition, the Company will authorize the issue and sale of $25,000,000 aggregate principal amount of its Adjusting Rate Senior Guaranteed Notes, Series A-1, due March 27, 2012 (the “Series A-1 Notes”), $25,000,000 aggregate principal amount of its Adjusting Rate Senior Guaranteed Notes, Series A-2, due March 27, 2013 (the “Series A-2 Notes”) and $25,000,000 aggregate principal amount of its Adjusting Rate Senior Guaranteed Notes, Series A-3, due March 27, 2014 (the “Series A-3 Notes”, and together with the Series A-1 Notes and Series A-2 Notes, collectively, the “New Series A Notes,” and, together with the Original Series A Notes that will remain outstanding after Closing, the Original Series B Notes and the Original Series C Notes, each being a “series” of Notes and collectively the “Notes,” such term to include any such notes of any such series issued in substitution therefor pursuant to Section 13 of this Agreement).

(c) Amendment and Restatement of Original Note Agreement. Effective as of the date of Closing, the Company, by its execution of this Agreement, hereby agrees and consents to: (a) the amendment and restatement in its entirety of the Original Note Agreement by and into this Agreement and (b) the Exchange.

(d) Agreement and Consent of the Noteholders. The Noteholders are, collectively, the holders of one hundred percent (100%) in aggregate principal amount of the Original Notes. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Noteholders, by their execution of this Agreement, hereby agree and consent to: (a) the amendment and restatement in its entirety of the Original Note Agreement by and into this Agreement, (b) the Exchange and (c) payment of an arranging fee in the amount of $125,000 to CoBank, ACB.

(e) Several Obligations. The obligations of each Noteholder hereunder are several and not joint obligations, and no Noteholder shall have any obligation or liability to any Person for the performance or nonperformance by any other Noteholder hereunder.

(f) Survival of Payment Obligations. All payment obligations of the Company under the Original Note Agreement (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the holders of the Original Notes), other than the obligation to pay the principal of and interest and Make-Whole Amount on those Original Notes which are being exchanged pursuant to the Exchange for Series A-1 Notes, Series A-2 Notes or Series A-3 Notes (which obligations, after the effective date of the Exchange, shall be evidenced by such Series A-1 Notes, Series A-2 Notes or Series A-3 Notes, as the case may be) shall survive the amendment and restatement of the Original Note Agreements and the Exchange.

(g) Form of Notes. The Original Series A Notes, Series A-1 Notes, Series A-2 Notes and Series A-3 Notes, Original Series B Notes and Original Series C Notes shall be substantially in the form set out in Exhibit 1(a)-1, Exhibit 1(a)-2, Exhibit 1(a)-3, Exhibit 1(a)-4, Exhibit 1(b) and Exhibit 1(c), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2. Exchange of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Exchanging Noteholders and the Exchanging Noteholders will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Exchanging Noteholder’s name in the Noteholder Schedule in exchange for the Original Notes described in the Noteholder Schedule. The Noteholders’ obligations hereunder are several and not joint obligations and no Noteholder shall have any liability to any Person for the performance or non-performance of any obligation by any other Noteholder hereunder.

The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement may from time to time be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant and subject to the terms of an Amended and Restated Subsidiary Guaranty, which shall be substantially in the form of Exhibit 2 attached hereto (as amended, modified or supplemented from time to time, the “Subsidiary Guaranty”), and otherwise in accordance with the provisions of Section 9.7 hereof.

Section 3. Closing.

The execution and delivery of this Agreement and the Exchange shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on February 26, 2010 or on such other Business Day thereafter on or prior to March 5, 2010 as may be agreed upon by the Company and the Noteholders. At the Closing the Company will deliver to each Exchanging Noteholder the Notes of the series to be purchased by such Exchanging Noteholder in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Noteholder may request) dated the date of the Closing and registered in such Noteholder’s name (or in the name of its nominee), against delivery by such Noteholder to the Company of the Original Notes as set forth in the Noteholder’s Schedule. If at the Closing the Company shall fail to tender such Notes to any Exchanging Noteholder as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Noteholder’s satisfaction, such Noteholder shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Noteholder may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

Each Noteholder’s obligation to enter, amend and restate the Original Note Agreement and each Exchanging Noteholder’s obligation to enter into the Exchange at the Closing is subject to the fulfillment to such Noteholder’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company and the Subsidiary Guarantors shall have performed and complied with all their respective agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or at the Closing and, after giving effect to the Exchange, no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company and each Subsidiary Guarantor shall have delivered to such Noteholder an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company and each Subsidiary Guarantor shall have delivered to such Noteholder a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of, with respect to the Company, this Agreement and the New Series A Notes and, with respect to each Subsidiary Guarantor, the Subsidiary Guaranty.

Section 4.4. Opinions of Counsel. Such Noteholder shall have received opinions in form and substance satisfactory to such Noteholder, dated the date of the Closing (a) from Naran U. Burchinow, Esq., General Counsel for the Company and Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Noteholder or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholder) and (b) from Chapman and Cutler LLP, the Noteholders’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Noteholder may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, the Exchange shall (a) be permitted by the laws and regulations of each jurisdiction to which such Noteholder is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Noteholder, such Noteholder shall have received an Officer’s Certificate certifying as to such matters of fact as such Noteholder may reasonably specify to enable such Noteholder to determine whether such purchase is so permitted.

Section 4.6. Exchange. Contemporaneously with the Closing, the Exchange shall occur.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Noteholders’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the New Series A Notes.

Section 4.9. Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. [Reserved].

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Noteholder or such special counsel may reasonably request.

Section 4.12. Subsidiary Guaranty. Each Subsidiary Guarantor shall have executed and delivered (and each Noteholder shall have received an original copy thereof) the Subsidiary Guaranty, and the Subsidiary Guaranty shall be in full force and effect.

Section 5. Representations and Warranties of the Company.

The Company represents and warrants to each Noteholder that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement, the Notes and the Subsidiary Guaranty have been duly authorized by all necessary corporate or other legal entity action on the part of the Company and each Subsidiary Guarantor party thereto, and this Agreement constitutes, and upon execution and delivery thereof each Note and the Subsidiary Guaranty will constitute, a legal, valid and binding obligation of the Company and each Subsidiary Guarantor party thereto enforceable against the Company and such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agent, Wells Fargo Capital Markets has delivered to each Noteholder a copy of a Confidential Private Placement Memorandum, dated February 2008 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Noteholder prior to February 26, 2010 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2009, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and whether such Subsidiary will be a Subsidiary Guarantor as of the date of Closing, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact and, with respect to each Subsidiary Guarantor, to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof.

(d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Noteholder copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2007.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Noteholder in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Noteholders’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes purchased or to be purchased by such Noteholder.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Noteholders and not more than seventy (70) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company has applied the proceeds of the sale of the Notes as set forth in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2009 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

Section 5.20. Solvency.

(a) Assets Greater Than Liabilities. The fair value of the business and assets of each of the Company and each Subsidiary exceeds the liabilities of the Company and each Subsidiary, respectively.

(b) Meeting Liabilities. Neither the Company nor any Subsidiary:

(i) is engaged in any business or transaction, or is about to engage in any business or transaction, for which its assets would constitute unreasonably small capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and section 548 of the Bankruptcy Code); or

(ii) is unable to pay its debts as such debts mature.

(c) Intent. The Company is not entering into this Agreement or the Notes, and each Subsidiary Guarantor is not entering into its Subsidiary Guaranty, in each case, with the intent to hinder, delay, or defraud either current creditors or future creditors of the Company or such Subsidiary Guarantor.

Section 6. Representations of the Noteholders.

Section 6.1. Purchase for Investment. Each Exchanging Noteholder severally represents that it is acquiring the New Series A Notes for its own account or for one or more separate accounts maintained by such Noteholder or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Noteholder’s or their property shall at all times be within such Noteholder’s or their control. Each Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Noteholder severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) used or to be used by such Noteholder to pay the purchase price of the Notes purchased or to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Noteholder’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Noteholder to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to Company.

Section 7.1. Financial and Business Information. The Company shall deliver to each Noteholder that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.andersonsinc.com) and shall have given each Noteholder prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Noteholder pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.6, 10.7 and 10.8 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each Noteholder that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Noteholder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Maturity; Required Prepayments. As provided therein, the entire unpaid principal balance of the Original Series A Notes, Series A-1 Notes, Series A-2 Notes, Series A-3 Notes, Original Series B Notes and Original Series C Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Prepayments. In the case of each prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Sections 8.2, 8.7 or 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 8.2, 8.7 or 8.8 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Sections 8.2, 8.7 or 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Mandatory Offer to Prepay. (a) Change in Control or Control Event. The Company will within 10 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of the Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay the Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c) Offer to Prepay Notes. The offer to prepay the Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date, which shall be a Business Day, is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer (or, in the event such 20th day is not a Business Day, then the first Business Day immediately following such 20th day)).

(d) Acceptance; Rejection. A Noteholder may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a Noteholder to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such Noteholder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay the Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. Notwithstanding the foregoing, in the event such Change in Control has not occurred within 90 days of the offer to prepay made pursuant to subparagraph (c) of this Section 8.7, the acceptance made pursuant to subparagraph (d) of this Section 8.7 in respect of such Change in Control may be rescinded by any Noteholder, and thereafter if the Company proposes to consummate such Change of Control a new notice shall be given by the Company in accordance with the terms of this Section 8.7. The Company shall keep each Noteholder reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) an estimate of the Make-Whole Amount payable in connection with such prepayment; (vi) that the conditions of this Section 8.7 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h) “Change in Control” Defined. “Change in Control” means any of the following events or circumstances:

(a) as to the Company, (i) the voting stock of the Company shall cease to be publicly traded, or (ii) more than 50% of the voting stock of the Company is owned or controlled, directly or indirectly by one Person or an affiliated group of Persons, and (b) as to any Subsidiary of the Company, existing as such on the date of this Agreement, the voting stock or voting or controlling equity interest of such Subsidiary shall cease to be wholly owned by the Company, except as the result of a merger or asset consolidation with another Subsidiary of the Company (other than a merger or an asset consolidation with a Top Cat Subsidiary).

(i) “Control Event” Defined. “Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii) the making of any written offer by any Person or an affiliated group of Persons to the holders of the voting stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

Section 8.8. Prepayment in Connection with Sales of Assets. If the Company makes an offer to prepay the Notes pursuant to Section 10.6, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 8.8 and describe in reasonable detail the Asset Disposition giving rise to such offer to prepay the Notes, (ii) specify the principal amount of each Note being offered to be prepaid, (iii) specify a date not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below), and (iv) offer to prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note together with interest accrued thereon to the Disposition Prepayment Date. Each Noteholder shall notify the Company of such Noteholder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any Noteholder who fails to so notify the Company shall be deemed to have accepted such offer) on a date at least 5 days prior to the Disposition Prepayment Date (such date 5 days prior to the Disposition Prepayment Date being the “Disposition Response Date”), and the Company shall prepay on the Disposition Prepayment Date the amount specified in (ii) above plus interest accrued thereon to the Disposition Prepayment Date plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, with respect to each note held by the Noteholders who have accepted such offer in accordance with this Section 8.8.

Section 9. Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7. Subsidiary Guarantors. The Company hereby covenants and agrees that, if any Subsidiary which is not a Subsidiary Guarantor (i) guarantees the Company’s obligations under the Bank Credit Agreement, (ii) directly or indirectly becomes an obligor under the Bank Credit Agreement or (iii) directly or indirectly guarantees any other Indebtedness or obligations of the Company, it will cause such Subsidiary to, concurrently therewith, deliver to each of the holders of the Notes the following items:

(a) a duly executed Supplement to the Subsidiary Guaranty in the form of Annex 1 thereto;

(b) a certificate of the Secretary or an Assistant Secretary (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers; and

(c) an opinion of counsel addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, all as subject to any exceptions and assumptions of the type set forth in the opinions referenced in Section 4.4 and as are reasonable under the circumstances.

Section 9.8. Priority of Obligations. The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

Section 9.9. Additional Restrictions. In addition to and not in limitation of any of the restrictions to which the Company or any Subsidiary is subject pursuant to this Agreement, the Company agrees that in the event that after the date of Closing, the Company or any Subsidiary becomes subject to any New Financial Covenant for the benefit of any bank or institutional lender, whether through an amendment to the Bank Credit Agreement (including through an amendment solely of the definitions used in a covenant) or through the Company or any Subsidiary entering into a new agreement (each, an “Other Debt Agreement”), then promptly upon the effectiveness of such New Financial Covenant (i) this Agreement shall be deemed to have been amended and such New Financial Covenant (together with all relevant definitions) will be deemed to be incorporated herein at levels that provide 15% more leeway compared to the levels in the Other Debt Agreement and continued at the same level for all periods beyond those contemplated by such Other Debt Agreement and (ii) the Company shall provide a copy of the agreements containing such New Financial Covenant to the Noteholders. Upon the written request of the Required Holders, the Company and the Noteholders shall enter into a written agreement memorializing and acknowledging such incorporation of such New Financial Covenant (and related definitions) or the amendment, waiver, elimination or termination thereof, as the case may be.

Section 10. Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate.

Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Subsidiary Guarantor shall have confirmed and ratified in writing its obligations under the Subsidiary Guaranty;

(b) in the case of any such transaction involving a Subsidiary and not the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary as an entirety, as the case be, shall be (i) the Company or (ii) a solvent Subsidiary organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if required by Section 9.7, such Subsidiary shall deliver a Supplement to the Subsidiary Guaranty and the other documents required under Section 9.7; and

(c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.4. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 10.5. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

(a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c) Liens (other than any Liens imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than non-rail Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(f) Liens existing on the date of this Agreement that secure Indebtedness of the Company or any Subsidiary described in Schedule 5.15; and any extension, renewal or replacement of any such Lien in respect of the same property subject thereto or the extension, renewal or replacement of such replacement liens (without increase of principal amount of the Indebtedness secured);

(g) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of fixed or capital assets (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

(i) any such Lien shall extend solely to the item or items of such fixed or capital assets (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed fixed or capital assets (or improvement thereon) or which is real property being improved by such acquired or constructed fixed or capital assets (or improvement thereon),

(ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the Fair Market Value (as determined in good faith by the board of directors of the Company) of such fixed or capital assets (or improvement thereon) at the time of such acquisition or construction, and

(iii) any such Lien shall be created contemporaneously with or within the period ending 180 days after, the acquisition or construction of such fixed or capital assets;

(h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(i) any Lien securing the interests of the broker with respect to any Margin Account maintained by the Company or any Subsidiary in the ordinary course of business;

(j) (i) Liens on property of a Securitization Entity incurred in connection with any transfer of Rail Assets which is permitted pursuant to Section 10.6 and which Liens are required to consummate a Permitted Securitization Transaction, and

(ii) Liens on Rail Assets to secure Limited Recourse Indebtedness,

provided, that the aggregate outstanding amount of the Permitted Securitization Transaction financings plus the amount of Limited Recourse Indebtedness does not at any time exceed $500,000,000; and

(k) other Liens not otherwise permitted by subparagraphs (a) through (j) above securing Indebtedness of the Company or a Subsidiary, provided that the Indebtedness secured thereby is permitted by Section 10.7.

Notwithstanding the foregoing or any other provision of this Agreement, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien (i) on or with respect to Inventory, Accounts, General Intangibles (including contract rights) or the direct proceeds thereof or (ii) on any assets of the Company or any Subsidiary securing any of the Bank Liabilities.

Section 10.6. Sale of Assets, Etc. The Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

(a) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged;

(b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c) the sum of the Disposition Value of the property subject to such Asset Disposition, plus the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 10% of Consolidated Total Assets; and the sum of the Disposition Value of the property subject to such Asset Disposition, plus the aggregate Disposition Value for all other property that was the subject of an Asset Disposition occurring on or after the date of Closing would not exceed 30% of Consolidated Total Assets, in each case determined as of the end of the most recently ended calendar month preceding such Asset Disposition.

To the extent that the Net Proceeds Amount consisting of cash for any Transfer to a Person other than an Affiliate of the Company or Subsidiary is applied to an Indebtedness Prepayment Application or applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Proceeds Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Proceeds Amount so applied), only for the purpose of determining compliance with subsection (c) of this Section 10.6 as of any date, shall be deemed not to be an Asset Disposition.

Section 10.7. Certain Financial Ratios.

(a) Consolidated Tangible Net Worth. The Company will not at any time permit Consolidated Tangible Net Worth to be less than $255,000,000.

(b) Limitation on Priority Indebtedness. The Company will not at any time permit Priority Indebtedness to exceed 30% of Consolidated Tangible Net Worth.

(c) Asset Coverage Ratio. The Company will not at any time permit the Asset Coverage Ratio to exceed .75 to 1.00.

Notwithstanding the foregoing, in the event that:

(x) the minimum Asset Coverage Ratio (as defined in the Bank Credit Agreement) set forth in the Bank Credit Agreement is amended or modified from time to time to be less than         .75 to 1.00, then the minimum Asset Coverage Ratio as set forth in this Section 10.7(c) shall be adjusted to be at the minimum ratio set forth in the Bank Credit Agreement plus .05 [by way of illustration: if the minimum Asset Coverage Ratio (as defined in the Bank Credit Agreement) under the Bank Credit Agreement is set at .70 to 1.00, then the minimum Asset Coverage Ratio under this Section 10.7(c) shall be set at .75 to 1.00], provided that the minimum Asset Coverage Ratio under this Section 10.7(c) shall in no event be adjusted to be greater than .80 to 1.00; and/or

(y) the definition of Asset Coverage Ratio (as defined in the Bank Credit Agreement) is amended or modified from time to time to be more restrictive (but not less restrictive) in any way than the definition of Asset Coverage Ratio as defined under this Agreement, then the definition of Asset Coverage Ratio set forth herein shall be deemed to have been amended to incorporate such more restrictive terms and provisions (both the more restrictive ratio as set forth in clause (x) above and the more restrictive definition as set forth this clause (y) are referred to as the “More Restrictive Covenant”);

provided, that so long as no Default or Event of Default is then in existence, any amendment, waiver or elimination of the More Restrictive Covenant in accordance with the terms of the Bank Credit Agreement shall then and thereupon constitute an amendment, waiver or elimination, as the case may be, of the More Restrictive Covenant under this Agreement (provided that in no event shall any such amendment, waiver or elimination affect the definition of Asset Coverage Ratio and/or the minimum Asset Coverage Ratio to make such provisions in any way less restrictive from such provisions set forth in this Agreement on the First Amendment Effective Date); provided, further, in the event that the Bank Credit Agreement has been terminated for any reason, then the More Restrictive Covenant in effect on the date of such termination shall continue to be in effect under this Agreement.

(d) Hedged Inventory. The Company will not at any time permit the Current Ratio Net of Hedged Inventory to be less than 1.25 to 1.00.

(e) Minimum Working Capital. The Company will not at any time permit Working Capital to be less than $149,000,000.

(f) Minimum Interest Coverage Ratio. The Company will not at any time permit the Interest Coverage Ratio to be less than 2.34 to 1.0.

Section 10.8. Funded Indebtedness.

A. Neither the Company nor any Subsidiary will create, assume or incur, or in any manner become liable, contingently or otherwise, in respect of, any Funded Indebtedness if, after giving effect thereto, Total Funded Indebtedness shall exceed sixty percent (60%) of Consolidated Capitalization.

Section 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.2, 10.5, 10.6, 10.7 or 10.8; or

(d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein or in the Subsidiary Guaranty, respectively (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company in this Agreement or by any Subsidiary Guarantor in the Subsidiary Guaranty or by any officer of either the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary to purchase or repay such Indebtedness; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) the Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of any Subsidiary Guarantor except in accordance with the terms and conditions of this Agreement or any Subsidiary Guarantor (or any party by, through or on account of such Subsidiary Guarantor) challenges the validity, binding nature or enforceability of the Subsidiary Guaranty.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Noteholder that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Noteholder or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Noteholder’s name in Schedule A hereto, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Noteholder or its nominee, such Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Noteholder under this Agreement or the Original Note Agreement and that has made the same agreement relating to such Note as the Noteholders have made in this Section 14.2.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Noteholders and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or the Subsidiary Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes or by the Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes. The Company will pay, and will save each of the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Noteholder or other holder in connection with its purchase of the Notes).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Noteholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Noteholder or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Noteholder and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Noteholder or its nominee, to such Noteholder or nominee at the address specified for such communications in Schedule A, or at such other address as such Noteholder or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Nick Conrad, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.
Section 19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Noteholder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Noteholder, may be reproduced by such Noteholder by any photographic, photostatic, electronic, digital, or other similar process and such Noteholder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Noteholder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Noteholder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any person acting on such Noteholder’s behalf, (c) otherwise becomes known to such Noteholder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Noteholder under Section 7.1 that are otherwise publicly available. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Noteholder in good faith to protect confidential information of third parties delivered to such Noteholder, provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Noteholder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder’s Notes, this Agreement or the Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to access information relating to the Company or the transactions contemplated by or otherwise pursuant to this Agreement, any Noteholder is required to agree to a confidentiality undertaking (whether through Intralinks or any other electronic platform) which is different from the terms of this Section 20, the terms of this Section 20 shall supersede the terms of any such other confidentiality undertaking.

Section 21. Substitution of Noteholder.

Each Noteholder shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Noteholder and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Noteholder in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Noteholder. In the event that such Affiliate is so substituted as a Noteholder hereunder and such Affiliate thereafter transfers to such original Noteholder all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Noteholder” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Noteholder, and such original Noteholder shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 22.9. Original Notes. All references in the Original Notes outstanding after the date of the Exchange to the Note Purchase Agreement shall be deemed to be to this Agreement and all references to the Subsidiary Guaranty therein shall be deemed to be to the Subsidiary Guaranty as amended and restated.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

The Andersons, Inc.

By: /s/Nicholas C. Conrad

Nicholas C. Conrad Its Vice President, Finance and Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

CoBank, ACB

By: /s/Alan V. Schuler

Name: Alan V. Schuler Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

The Prudential Insurance Company of America

By: /s/Dianna D. Carr

Name: Dianna D. Carr Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Prudential Retirement Insurance and Annuity Company

By: Prudential Investment Management, Inc., as investment manager

By: /s/Dianna D. Carr

Name: Dianna D. Carr

Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

The Guardian Life Insurance Company of America

By: /s/Ellen I. Whittaker

Name: Ellen I. Whittaker Title: Senior Director, Private Placements

This Agreement is hereby
accepted and agreed to as
of the date thereof.

State of Wisconsin Investment Board

By: /s/ Christopher P. Prestigiacomo

Name: Christopher P. Prestigiacomo Title: Portfolio Manager

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Country Life Insurance Company

By: /s/John Jacobs

Name: John Jacobs Title: Director-Fixed Income

This Agreement is hereby
accepted and agreed to as
of the date thereof.

National Guardian Life Insurance Company

By: /s/Robert A. Mucci

Name: Robert A. Mucci Title: Sr. Vice President & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Settlers Life Insurance Company

By: /s/Robert A. Mucci

Name: Robert A. Mucci Title: Vice President & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Assurity Life Insurance Company

By: /s/Victor Weber

Name: Victor Weber Title: Senior Director – Investments

This Agreement is hereby
accepted and agreed to as
of the date thereof.

1st Farm Credit Services, PCA

By: /s/Corey J. Waldinger

Name: Corey J. Waldinger Title: VP Illinois Capital Markets Group

I. Current Holdings

	Original	Original Series	Original Series
	Series A Notes	B Notes	C Notes
Company
CoBank, ACB	$85,000,000
State of Wisconsin Investment Board	$7,000,000
The Prudential Insurance Company of America		$21,200,000	$23,760,000
The Prudential Insurance Company of America		$5,000,000	$5,000,000
Prudential Retirement Insurance and Annuity		$18,800,000	$1,240,000
Company
The Guardian Life Insurance Company of America			$7,500,000
1st Farm Credit Services, PCA		$7,500,000
Country Life Insurance Company		$6,000,000
National Guardian Life Insurance Company			$3,000,000
Settlers Life Insurance Company			$1,000,000
Assurity Life Insurance Company		$3,000,000

Total	$92,000,000	$61,500,000	$41,500,000

II. Note Exchange

Investor	Old notes to be delivered to Company for exchange	New notes to be issued by Company	New Series to be Issued by Company
CoBank, ACB	$75,000,000 Original Series A Notes	$25,000,000 $25,000,000 $25,000,000	Series A-1 Series A-2 Series A-3

The Andersons, Inc.

Information Relating to Noteholders

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
CoBank, ACB 5500 S. Quebec Street Greenwood Village, CO 80111	A A-1 A-2 A-3	$10,000,000 25,000,000 25,000,000 25,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as: “The Andersons, Inc., 4.80% Series A Notes due 2011, PPN 034164 AV5, principal, premium or interest”) to:

CoBank, ACB
Englewood, Colorado
ABA #: 307088754
Account Name: The Andersons, Inc.
Account Number: #00019744
Attn: agencybank@cobank.com

Notices

All notices of payments on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Betty Marshall
Phone: (303) 740-4016
E-Mail: Agencybank@cobank.com

All notices and communications other than those in respect to payments to be addressed to:

CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Alan V. Schuler, VP
Phone: (303) 694-5963
E-Mail: aschuler@cobank.com

Name in which Notes are to be issued: CoBank, ACB

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, Illinois 60601 Attention: Managing Director	B C	$21,200,000 $23,760,000

Payments

All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, New York
ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio
Account No.: P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “6.12% Series B Senior Notes due 2015, Security No. INV10996, PPN 034164 A*4 and/or 6.78% Series C Senior Notes due 2018, Security No. INV10996, PPN 034164 A@2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077
Attention: Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, Illinois 60601 Attention: Managing Director	B C	$5,000,000 $5,000,000

Payments

All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, New York
ABA No.: 021-000-021

Account Name: Privest Plus
Account No.: P86288 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “6.12% Series B Senior Notes due 2015, Security No. INV10996, PPN 034164 A*4 and/or 6.78% Series C Senior Notes due 2018, Security No. INV10996, PPN 034164 A@2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077
Attention: Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, Illinois 60601 Attention: Managing Director	B	$18,800,000

Payments

All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, New York
ABA No.: 021000021

Account Name: PRIAC
Account No. P86329 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “6.12% Series B Senior Notes due 2015, Security No. INV10996, PPN 034164 A*4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, New Jersey 07102
Telephone: (973) 802-8107
Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
Prudential Retirement Insurance and Annuity Company Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, Illinois 60601 Attention: Managing Director	C	$1,240,000

Payments

All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, New York
ABA No.: 021000021

Account Name: PRIAC — SA — Firestone — Privates
Account No. P86343 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “6.78% Series C Senior Notes due 2018, Security No. INV10996, PPN 034164 A@2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, New Jersey 07102
Telephone: (973) 802-8107
Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
The Guardian Life Insurance Company of America 700 South Street Pittsfield, Massachusetts 01201-8285 Attention: Ellen Whittaker Fax Number: (413) 442-9763	C	$7,500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as: “The Andersons Inc., 6.12% Series B Notes due 2015, PPN 034164 A*4 and/or 6.78% Series C Notes due 2018, PPN 034164 A@2” principal, premium or interest”) to:

JP Morgan Chase
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
State of Wisconsin Investment Board 121 East Wilson Street Madison, Wisconsin 53703 Attention: Portfolio Manager, Private Markets Group-Wisconsin Private Debt Portfolio	A	$7,000,000

Payments

All payments are to be made on or before 11:00 a.m. local time on each payment date in immediately available funds to:

ABA #011-00-1234 (Mellon)
For credit to the State of Wisconsin Investment Board
Account #064300
Attn: MBS Income cc: 1195
For: SWIB Wis. Private Debt, SWBF0335002, The Andersons, Inc. Series A Senior Notes, CUSIP No.

With notice of payment, including a message as to the source (identifying the security by name and CUSIP number) and application of funds, copy of notice of payment to:

Ms. Cindy Griffin
Accounting Supervisor
State of Wisconsin Investment Board
121 East Wilson Street
P. O. Box 7842
Madison, Wisconsin 53707-7842
Phone: (608) 266-9136
Fax: (608) 266-2436

Address for notices other than confirmation of payment is:

Postal Address
State of Wisconsin Investment Board
121 East Wilson Street
P. O. Box 7842
Madison, Wisconsin 53707-7842
Attention: Portfolio Manager, Private Markets Group-Wisconsin Private Debt Portfolio

Street Address
State of Wisconsin Investment Board
121 East Wilson Street
Madison, Wisconsin 53703
Attention: Portfolio Manager, Private Markets Group-Wisconsin Private Debt Portfolio

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
Country Life Insurance Company 1705 N Towanda Avenue Bloomington, Illinois 61702 Attention: Investments Telephone: (309) 821-6260 Fax: (309) 821-6301	B	$6,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Northern Trust Chgo/Trust

ABA #071000152

Wire Account Number 5186041000

For Further Credit to: 26-02712

Account Name: Country Life Insurance Company

Representing P & I on (list security) [BANK]

Accompanying Information: Name of Company, description of security, PPN Number, due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

Country Life Insurance Company

Attention: Investment Accounting

1705 N Towanda Avenue

Bloomington, Illinois 61702

Telephone: (309) 821-6348

Fax: (309) 821-2800

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
National Guardian Life Insurance Company Two E. Gilman St. Madison, WI 53703 Attention: Investment Dept.	C	$3,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as: “The Andersons Inc., 6.78% Series C Notes due 2018, PPN 034164 A@2, principal, premium or interest”) to:

US Bank Madison
P.O. Box 7900
Madison, WI 53707
ABA No. 075000022
For credit to: National Guardian Life Insurance Company
Account No. 312 335 010

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

National Guardian Life Insurance Company
Two E. Gilman St.
Madison, WI 53703
Attn: Investment Dept.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
Settlers Life Insurance Company Two E. Gilman St. Madison, WI 53703 Attention: Investment Dept.	C	$1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as: “The Andersons Inc., 6.78% Series C Notes due 2018, PPN 034164 A@2, principal, premium or interest”) to:

US Bank Madison
P.O. Box 7900
Madison, WI 53707
ABA No. 075000022
For credit to: Settlers Life Insurance Company
Account No. 182 380 404 778

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

Settlers Life Insurance Company
Two E. Gilman St.
Madison, WI 53703
Attn: Investment Dept.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
Assurity Life Insurance Company 4000 Pine Lake Road P.O. Box 82533 Lincoln, Nebraska 68501-2533 Fax: (402) 458-2170 Email: vweber@assurity.com	B	$3,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

US Bank National Association
13th and M Street
Lincoln, Nebraska 68508
ABA #104000029
Account of: Assurity Life Insurance Company
General Fund Account: 1-494-0092-9092

Each such wire transfer shall set for the name of the issuer, the full title of the Notes (including the rate and final redemption to maturity date) and application of such funds among principle, premium and interest, if applicable.

All notices with respect to payments and written confirmation of each such payment, to be addressed:

Assurity Life Insurance Company
4000 Pine Lake Road
Lincoln, Nebraska 68156
Attention: Investment Division
Fax: (402) 458-2170
Phone: (402) 437-3682

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Name and Address of Noteholder	Series of Notes Held after Exchange	Principal Amount of Notes Held after Exchange
1st Farm Credit Services, PCA 1560 Wall Street, Suite 221 Naperville, Illinois 60563 Attention: Corey Waldinger Telephone: (630) 527-6426	B	$7,500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as: “The Andersons, Inc., 6.12% Senior Guaranteed Notes due 2021, PPN 034164 A*4, principal, premium or interest”) to:

AgriBank, FCB
St. Paul, Minnesota
ABA #096016972
Account Name: 1st Farm Credit Services
Acct #: 362402288
Attention: Andersons Account #3214595

Notices

All notices and communications, including notices of payments, compliance certificates and financial information, on or in respect of the Notes and written confirmation of each such payment to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Notes should be sent to:

1st Farm Credit Services, PCA
1560 Wall Street, Suite 221
Naperville, IL 60563
Attn: Corey Waldinger

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounts” shall mean all present and future rights of the Company and its Subsidiaries to payment for Inventory or other Goods sold or leased or for services rendered, which rights are not evidenced by Instruments or Chattel Paper, regardless of whether such rights have been earned by performance and any other “accounts” (as defined in the UCC).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Asset Coverage Ratio” means, for any date of determination, the ratio of (a) the sum of (i) the aggregate outstanding principal amount of all Bank Liabilities, plus (ii) the aggregate outstanding principal amount of the Notes, plus (iii) the aggregate outstanding principal amount of all other unsecured Indebtedness described in clauses (a), (b), (e) and (g) in the definition thereof (other than Subordinated Indebtedness) of the Company and its Subsidiaries, minus (iv) the aggregate outstanding principal amount of the Debenture Bonds, divided by (b) the sum of the amounts of the Company’s net margin deposits, accounts receivable and inventory (excluding from inventory, all Rail Assets financed by Permitted Securitization Transactions and Limited Recourse Indebtedness), as increased or decreased by, in the case of inventory, all current and non-current commodity derivative assets and liabilities recorded on the Company’s balance sheet in accordance with GAAP as they would normally appear on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP. For avoidance of doubt, net margin deposits referred to above may be a positive or negative amount which shall be determined net of any liabilities relating to such deposits, including, without limitation, any non-contingent obligations of the Company or any Subsidiary to make a deposit or to supplement a deposit.

“Asset Disposition” means any Transfer except:

(a) any Transfer from a Subsidiary to the Company or to a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default would exist;

(b) any Transfer made in the ordinary course of business and involving only property that is either (1) held for lease or sale or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete;

(c) any Transfer of Rail Assets for fair market value in connection with the financing of such Rail Assets; and

(d) any Transfer to a Securitization Entity of Rail Assets on a limited recourse basis, provided, that (i) such sale or other disposition qualifies as a sale under GAAP and (ii) the aggregate outstanding amount of such financings in connection therewith shall not at any time exceed $500,000,000 less the aggregate outstanding amount of all Limited Recourse Indebtedness (any such sale or other disposition, a “Permitted Securitization Transaction”).

“Bank Credit Agreement” means that certain Amended and Restated Loan Agreement dated as of February 21, 2008, among the Company, the lenders party thereto and U.S. Bank National Association, as administrative agent, as amended, restated, supplemented, modified, refinanced or replaced from time to time.

“Bank Liabilities” shall mean any and all liabilities, obligations and indebtedness of the Company to the administrative agent, lenders and issuers of letters of credit under the Bank Credit Agreement of any and every kind and nature, at any time owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including without limitation LC Obligations, Bank Products Obligations, fees, charges and obligations of performance) and whether arising or existing under the Bank Credit Agreement or any of the other Financing Agreements or by operation of law. The terms “LC Obligations,” “Bank Products Obligations” and “Financing Agreements” shall have the meanings set forth in the Bank Credit Agreement.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Maumee, Ohio are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Chattel Paper” shall have the meaning set forth for such term in the UCC.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commodity Accounts” shall have the meaning set forth for such term in the UCC.

“Commodity Contracts” shall have the meaning set forth for such term in the UCC.

“Company” means The Andersons, Inc., an Ohio corporation, or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated Capitalization” means, as of any date, (a) Consolidated Tangible Net Worth plus (b) Total Funded Indebtedness.

“Consolidated Tangible Net Worth” means, as of any particular date, (a) the Company’s consolidated net worth, minus (b) the consolidated book value of the Company’s intangible assets, plus (c) the consolidated book amount of the Company’s deferred income, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

“Current Ratio Net of Hedged Inventory” shall mean, for any date of determination, the ratio of the Company’s: (a) (i) consolidated current assets, minus (ii) the book value of Hedged Inventory, minus (iii) the net liquidation value of related Margin Accounts; divided by (b) (i) consolidated current liabilities, minus (ii) the book value of Hedged Inventory, minus (iii) the net liquidation value of related Margin Accounts, all determined on a consolidated basis in accordance with GAAP. Solely for the purpose of calculating the Current Ratio Net of Hedged Inventory, “consolidated current liabilities” shall be determined in accordance with GAAP as in effect on the date of Closing, provided that if there shall occur any change in GAAP after the date of Closing that would affect how “consolidated current liabilities” is determined under this definition, then the Company shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of this covenant made before and after giving effect to such change in GAAP.

“Debenture Bonds” means those certain Debentures described on Schedule 5.15 hereto and outstanding on the date hereof which Debentures were issued pursuant to that certain Indenture dated as of October 1, 1985, as supplemented from time to time.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest for each series of Notes that is the greater of (i) 2% per annum above the then current rate of interest on such series of Notes or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank in New York, New York as its “base” or “prime” rate.

“Disposition Value” means, at any time, with respect to any property

(a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such Subsidiary Stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or similar equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock or similar equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

“EBITDA” shall mean, during any period of determination, the net income of the Company and its consolidated Subsidiaries before provision for income taxes, interest expense (including without limitation, implicit interest expense on capitalized leases), depreciation expense, amortization expense and other non-cash expenses or charges, excluding (to the extent included): (a) non-operating gains (including without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; and (b) similar non-operating losses during such period.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange” is defined in the first paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchanging Noteholder” means each Noteholder identified in Part II of the Noteholders Schedule as exchanging Original Series A Notes.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Farm Products” mean all personal property owned by the Company and its Subsidiaries used or for use in farming or livestock operations, including without limitation, seed and harvested or un-harvested crops of all types and descriptions, whether annual or perennial and including trees, vines and the crops growing thereon, native grass, grain, feed, feed additives, feed ingredients, feed supplements, fertilizer, hay, silage, supplies (including without limitation, chemicals, veterinary supplies and related Goods), livestock of all types and descriptions (including without limitation, the offspring of such livestock and livestock in gestation) and any other “farm products” (as defined in the UCC).

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funded Indebtedness” means, all long-term debt of the Company and its Subsidiaries (including the current maturities of any long-term debt) as identified on the balance sheet of the Company delivered in compliance with Section 7.1(a) and (b), determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“General Intangibles” shall have the meaning set forth for such term in the UCC.

“Goods” shall have the meaning set forth for such term in the UCC.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedged Inventory” means Inventory consisting of commodities that are hedged against price fluctuation using traditionally recognized methods of hedging, including, but not limited to, futures contracts, placed through a recognized commodities broker, adjusted to include all current and non-current commodity derivative assets and liabilities recorded on the Company’s balance sheet in accordance with GAAP.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) (i) its liabilities for borrowed money and (ii) its redemption obligations in respect of Preferred Stock which is or upon the occurrence of certain events may be mandatorily redeemable by the holders thereof at any time prior to the payment in full of the Notes;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indebtedness Prepayment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company or any Subsidiary of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such Transfer to pay Senior Indebtedness; provided, that in the event such Senior Indebtedness would otherwise permit the reborrowing of such Senior Indebtedness by the Company or such Subsidiary, the commitment to relend such Senior Indebtedness shall be permanently reduced by the amount of such Indebtedness Prepayment Application; provided further that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then the Company shall use the amount of the offered prepayment not accepted to pay down other Senior Indebtedness which constitutes Indebtedness as set forth hereinabove. “Ratable Portion” for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries.

“Institutional Investor” means (a) any Noteholder as of the date of Closing, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of any series of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Instruments” shall have the meaning set forth for such term in the UCC.

“Interest Coverage Ratio” means, for any date of determination, the ratio of (a) EBITDA during the four fiscal quarters then ended, divided by (b) Interest Expense during the four fiscal quarters then ended.

“Interest Expense” shall mean, during any period of determination, the consolidated interest or related expense on all Indebtedness of the Company and its consolidated Subsidiaries.

“Inventory” means any and all Goods which shall at any time constitute “inventory” (as defined in the UCC) or Farm Products owned by the Company and its Subsidiaries, wherever located (including without limitation, Goods in transit and Goods in the possession of third parties), or which from time to time are held for sale, lease or consumption in the Company’s or any of its Subsidiary’s business, furnished under any contract of service or held as raw materials, work in process, finished inventory or supplies (including without limitation, packaging and/or shipping materials).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Limited Recourse Debt” means any Indebtedness borrowed, raised or incurred by the Company or any of its Subsidiaries with respect to the financing of Rail Assets, in respect of which (i) recourse of the limited recourse financiers is limited to such Rail Assets, (ii) there is no recourse whatsoever, directly or indirectly (including by way of Guaranty, set-off, subrogation, execution or specific performance), to, or in respect of, the Company or any Subsidiary, and (iii) no limited recourse financier can seek to wind up or place in administration or make or pursue any claim in the winding up or administration of the Company or any Subsidiary (or any similar or equivalent action under the laws of any relevant jurisdiction), subject to, in each of the preceding cases, Limited Recourse Exceptions.

“Limited Recourse Exceptions” means, with respect to Limited Recourse Indebtedness, reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Limited Recourse Indebtedness, post-default interest, attorney’s fees and other costs of collection to the extent not covered by the value of the property constituting security for such Limited Recourse Indebtedness and other similar exceptions to nonrecourse liability.

“Make-Whole Amount” is defined in Section 8.6.

“Margin Accounts” mean, collectively, all Commodity Accounts and all Commodity Contracts and (to the extent not included in Commodity Accounts or Commodity Contracts) all Swap Contracts and cash forward contracts maintained by the Company and its Subsidiaries with respect to Hedged Inventory.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

(b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“New Financial Covenant” means any covenant or agreement or similar restriction (including those which may be expressed as “events of default”) applicable to the Company or any Subsidiary the primary purpose of which is to test net income, cash flow, or any other similar financial item that measures the income statement performance of the Company or any Subsidiary.

“New Series A Notes” is defined in Section 1 of this Agreement.

“Noteholder” means each of the holders of the Notes from time to time.

“Noteholders Schedule” is defined in the first paragraph of this Agreement.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Notes” is defined in the first paragraph of this Agreement.

“Original Note Purchase Agreement” is defined in the first paragraph of this Agreement.

“Original Series A Notes” is defined in Section 1 of this Agreement.

“Original Series B Notes” is defined in Section 1 of this Agreement.

“Original Series C Notes” is defined in Section 1 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Securitization Transaction” has the meaning set forth for such term in the definition of “Asset Disposition.”

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Priority Indebtedness” means the sum, without duplication, of (i) Indebtedness of the Company or any Subsidiary secured by Liens not otherwise permitted by clauses (a) through (j) of Section 10.5, plus (ii) all unsecured Indebtedness of Subsidiaries which are not Subsidiary Guarantors (excluding Indebtedness of any Subsidiary owing to the Company or a Wholly-Owned Subsidiary).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any of its Subsidiaries of operating assets for the Company or any Subsidiary to be used in the principal business of such Person (or of an entity owning operating assets, in which event the Property Reinvestment Application shall be limited to the Fair Market Value of such operating assets).

“PTE” is defined in Section 6.2(a).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rail Assets” means locomotives, railcars, maintenance of way equipment and any leases or lease receivables or accounts or notes receivables related to such property.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Entity” shall mean a Wholly-Owned Subsidiary of the Company that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required for Permitted Securitization Transactions and (a) no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary or is recourse to or obligates the Company or any Subsidiary in any way, other than pursuant to customary representations, warranties, covenants, indemnities and other obligations entered into in connection with a Permitted Securitization Transaction and (b) to which neither the Company nor any Subsidiary has any material obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Senior Indebtedness” shall mean and include (i) any Indebtedness of the Company (other than Indebtedness owing to any Affiliate) which is not expressed to be junior or subordinate to any other Indebtedness of the Company, and (ii) any Indebtedness of a Subsidiary (other than Indebtedness owing to any Affiliate) which is not expressed to be junior or subordinate to any other Indebtedness of such Subsidiary.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“series” is defined in Section 1.

“Series A-1 Notes” is defined in Section 1 of this Agreement.

“Series A-2 Notes” is defined in Section 1 of this Agreement.

“Series A-3 Notes” is defined in Section 1 of this Agreement.

“Subordinated Indebtedness” shall mean all Indebtedness of the Company and its Subsidiaries which is subordinated to the obligations of the Company hereunder and to the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty all on terms and conditions satisfactory to the Required Holders, including, without limitation, a block on any payment of principal, interest, premium or other amounts payable on such Indebtedness at all times prior to payment in full of the Notes.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary that executes and delivers a Subsidiary Guaranty on the Closing Date and, thereafter, in accordance with Section 9.7 hereof.

“Subsidiary Guaranty” is defined in Section 2.

“Subsidiary Stock” means, with respect to any Person, the capital stock or limited liability company or other equity (or any options or warrants to purchase stock or similar equity interests or other Securities exchangeable for or convertible into stock or similar equity interests) of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Top Cat Subsidiaries” means collectively, and “Top Cat Subsidiary” means each of, TOP CAT Holding, Co., a Delaware corporation, a Wholly-Owned Subsidiary of the Company, and Cap Acquire, LLC, a Delaware limited liability company, Cap Acquire Canada, ULC, a Nova Scotia unlimited liability company, Cap Acquire Mexico S. de R.L. de C.V., a Mexican limited liability company with variable capital, NARCAT LLC, a Delaware limited liability company, CARCAT, ULC, a Nova Scotia unlimited liability company, and NARCAT Mexico S. de R.L. de C.V., a Mexican limited liability company with variable capital, the direct and indirect Wholly-Owned Subsidiaries of TOP CAT Holding, Co.

“Total Funded Indebtedness” means, as of the date of any determination thereof, the aggregate of all Funded Indebtedness which appears on the consolidated balance sheet of the Company and its Subsidiaries. “Total Funded Indebtedness” shall not include deferred items, minority interests, and Limited Recourse Indebtedness, in each case, related to the Company’s investment in “special purpose entities” established to facilitate the acquisition of certain Rail Assets from Progress Rail Services, Railcar Ltd., and their affiliates, or any other assets acquired or financed with Limited Recourse Indebtedness, provided, however, the Company shall affirmatively certify and provide reasonable documentation as to Indebtedness excluded as non-recourse hereunder in the periodic certifications required pursuant to Section 7.1.

“Transfer” means, with respect to any Person, any transaction (including by merger, consolidation or disposition of all or substantially all the assets of such) in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. “Transfer” shall also include the creation of minority interests in connection with any merger or consolidation involving a Subsidiary if the resulting entity is owned, directly or indirectly, by the Company in the proportion less than the proportion of ownership of such Subsidiary by the Company immediately preceding such merger or consolidation.

“UCC” means the Uniform Commercial Code in effect from time to time in the state of Ohio.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Disclosure Materials

1. Company’s Financial Model for Short Term Borrowing Needs.

2. Company’s Quarterly Compliance Certificates dated 12/31/06, 3/31/07, 6/30/07, 9/30/07 and 12/31/07.

3. Bankers’ Presentation dated 12/13/07.

4. List of Top 5 Customers of Grain, Ethanol and Rail and Top 2-3 Customers for Plant Nutrient and Turf and Specialty.

5. Company’s Annual Reports for 2005, 2006 and 2007.Subsidiaries, Affiliates, Directors
and Senior Officers

(a)(i) Subsidiaries:
  Place of OrganizationSubsidiaryOwnership %   The Andersons Ag Software,
Inc.100%Ohio The Andersons Agriculture Group, L.P.100%Ohio The Andersons
AgVantage Agency, LLC100%Ohio The Andersons ALACO Lawn, Inc.100%Alabama The
Andersons Ethanol Investment II LLC100%OhioThe Andersons Lawn Fertilizer
Division, Inc.100%Ohio The Andersons Rail Operating I LLC100%Ohio Cap
Acquire LLC100%Delaware Cap Acquire Canada
ULC100%Nova Scotia Cap Acquire Mexico S. de R.L. de
C.V.100%Mexico CARCAT ULC100%Nova Scotia
Metamora Commodity Company Incorporated100%Ohio NARCAT
LLC100%Delaware NARCAT Mexico S. de R.L. de
C.V.100%Mexico NuRail USA LLC100%Ohio
NuRail Canada ULC100%Nova Scotia TAI Holdings, Inc.
100%Michigan TOP CAT Holding Co. 100%Delaware The Andersons Ethanol Champaign
LLC100%OhioThe Andersons Farm Development Co., LLC100%OhioThe
Andersons ECO Services LLC100%OhioThe Andersons Inc. Charitable
Foundation100%OhioThe Andersons Winona Terminal, LLC100%MinnesotaLiqui Fert
Corporation100%Puerto RicoMineral Processing Company100%Ohio

(a)(ii) Affiliates (other than Subsidiaries):

Subsidiary	Ownership %	Place of Organization

ALLinBioPlastics, LLC	33%	Ohio

The Andersons Albion Ethanol LLC	49%	Ohio

The Andersons Clymers Ethanol LLC	37%	Ohio

The Andersons Marathon Ethanol LLC	50%	Delaware

Lansing Trade Group LLC	47%	Delaware

The Andersons Ethanol Investment LLC	67%	Ohio

Citizens LLC	23%	Michigan

Poneto Tank Company, LLC	33%	Indiana

(a)(iii) Directors:

1. Michael J. Anderson	6. Donald L. Mennel

2. Gerald M. Anderson	7. David L. Nichols

3. Ross W. Manire	8. Charles A. Sullivan

4. Catherine M. Kilbane	9. Jacqueline F. Woods

5. Robert J. King, Jr.	10. John T. Stout

(a)(iv) Senior Officers:

President, Chairman and Chief Executive Officer President, Grain and Ethanol Group President, Plant Nutrient Group	- - -	Michael J. Anderson Harold M. Reed Dennis J. Addis

President, Rail Group — Rasesh H. Shah President, Retail Group and Vice President, Corporate — Daniel T. Anderson

Operations Services
President, Turf and Specialty Group
Vice President, Corporate Controller/CIO
Vice President, Corporate Business/Financial Analysis
Vice President, Finance and Treasurer
Vice President, General Counsel and Secretary
Vice President, Human Resources
- - - - - -	Thomas L. Waggoner Richard R. George Tamara S. Sparks Nicholas C. Conrad Naran U. Burchinow Arthur D. DePompei

Financial Statements

1. Company’s Annual Audited Financial Statements for 2006, 2007 and 2008.

2. Company’s Quarterly Unaudited Financial Statements for 3/31/09, 6/30/09 and
9/30/09.Existing Indebtedness; Future Liens

Obligor	Obligee	Amount	Maturity	Interest Rate	Collateral
	Recourse Debt	(in 000’s)
The Andersons, Inc.	Var. Rate Note- M&T Bank (Trustee)	$15,440	Jul-23	5.78%	Sawmill and Brice Retail Stores
The Andersons, Inc.	First Merit	$11,550	Jun-16	5.73%	Albion, MI and Clymers, IN Grain Facilities
The Andersons, Inc.	Huntington	$11,252	Jan-12	6.46%	Maumee and Toledo Retail Stores
The Andersons, Inc.	Huntington	$6,607	Oct-16	6.48%	Champaign, IL Grain and Fertilizer Facilities
The Andersons ALACO Lawn, Inc.*	Indusrial Revenue Bond- Bank of NY (Trustee)	$4,650	Jan-19	0.00%	Montgomery, AL Facility
The Andersons, Inc.	Indusrial Revenue Bond- Bank of NY (Trustee)	$3,100	Jan-25	2.97%	Webberville, MI Facility
The Andersons, Inc.	Farm Credit	$1,304	Jul-16	8.50%	Clewiston Property, FL
The Andersons, Inc.	Michigan Dept. Transportation	$41	Apr-10	0.00%	Huntington LC
The Andersons, Inc.	CNH Capital	$30	Mar-10	4.90%	Case Floaters
The Andersons, Inc.	Velcor Leasing Corp	$28	Mar-11	5.50%	Autos
The Andersons, Inc.	GE Capital	$14	Oct-11	8.15%	Forklift
	Sub Total Secured Debt	$54,016
The Andersons, Inc.	Total Debenture Bonds	$45,595	2009-19	6.09%	Unsecured
The Andersons, Inc.	Senior Unsecured Notes	$92,000	Mar-11	4.80%	Unsecured
The Andersons, Inc.	Senior Unsecured Notes	$61,500	Mar-15	6.12%	Unsecured
The Andersons, Inc.	Senior Unsecured Notes	$41,500	Mar-18	6.78%	Unsecured
	Sub Total Unsecured Debt	$240,595
	Total Long-Term Recourse Debt	$294,610.84
	Non-Recourse Debt
	Siemens	$21,641	Jan-13	5.96%	Rail Cars
	ABN AMRO	$1,640	Dec-14	6.37%	Rail Cars
	M&T Bank	$609	Jul-10	6.17%	Interest in Rail Car Trust
	Wells Fargo	$289	Dec-10	7.08%	Rail Cars
	Bank of America	$69	Feb-10	6.68%	Rail Cars
	Wells Fargo	$66	Sep-11	7.06%	Rail Cars
	First Merit	$37	Jun-10	6.19%	Rail Cars
	Total Long-Term Non-Recourse Debt	$24,350
	Total Long-Term Debt	$318,961

*Guaranteed by The Andersons, Inc.[Form of Series A Note]

The Andersons, Inc.

4.80% Senior Guaranteed Note, Series A, Due March 27, 2011

No. AR-[ ] $[ ]	, PPN 034164 AV5

For Value Received, the undersigned, The Andersons, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars (or so much thereof as shall not have been prepaid) on [      ], 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.80% per annum from the date hereof, payable semiannually, on the twenty-seventh day of March and September in each year, commencing with the March 27 or September 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the then current rate of interest of this Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Andersons, Inc.

By

[Title]

[Form of Series A-1 Note]

The Andersons, Inc.

4.80% Senior Guaranteed Note, Series A-1, Due March 27, 2012

No. AR-[ ] $[ ]	, PPN 034164 A#0

For Value Received, the undersigned, The Andersons, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars (or so much thereof as shall not have been prepaid) on [      ], 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.80% per annum from the date hereof to but not including March 27, 2011 and 4.55% thereafter, payable semiannually, on the twenty-seventh day of March and September in each year, commencing with the March 27 or September 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the then current rate of interest of this Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Andersons, Inc.

By

[Title]

[Form of Series A-2 Note]

The Andersons, Inc.

Adjusting Rate Senior Guaranteed Note, Series A-2, Due March 27, 2013

No. AR-[ ] $[ ]	, PPN 034164 B*3

For Value Received, the undersigned, The Andersons, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars (or so much thereof as shall not have been prepaid) on [      ], 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.80% per annum from the date hereof to but not including March 27, 2011 and 5.52% thereafter, payable semiannually, on the twenty-seventh day of March and September in each year, commencing with the March 27 or September 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the then current rate of interest of this Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Andersons, Inc.

By

[Title]

[Form of Series A-3 Note]

The Andersons, Inc.

Adjusting Rate Senior Guaranteed Note, Series A-3, Due March 27, 2014

No. AR-[ ] $[ ]	, PPN 034164 B@1

For Value Received, the undersigned, The Andersons, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars (or so much thereof as shall not have been prepaid) on [      ], 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.80% per annum from the date hereof to but not including March 27, 2011 and 6.10% thereafter, payable semiannually, on the twenty-seventh day of March and September in each year, commencing with the March 27 or September 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the then current rate of interest of this Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Andersons, Inc.

By

[Title]

[Form of Series B Note]

The Andersons, Inc.

6.12% Senior Guaranteed Note, Series B, Due March 27, 2015

No. BR-[ ] $[ ]	March 27, 2008 PPN 034164 A*4

For Value Received, the undersigned, The Andersons, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars (or so much thereof as shall not have been prepaid) on [      ], 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.12% per annum from the date hereof, payable semiannually, on the twenty-seventh day of March and September in each year, commencing with the March 27 or September 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the then current rate of interest of this Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Andersons, Inc.

By

[Title]

[Form of Series C Note]

The Andersons, Inc.

6.78% Senior Guaranteed Note, Series C, Due March 27, 2018

No. CR-[ ] $[ ]	March 27, 2008 PPN 034164 A@2

For Value Received, the undersigned, The Andersons, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars (or so much thereof as shall not have been prepaid) on [      ], 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.78% per annum from the date hereof, payable semiannually, on the twenty-seventh day of March and September in each year, commencing with the March 27 or September 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the then current rate of interest of this Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

The Andersons, Inc.

By

[Title]

Form of Subsidiary Guaranty

[Attached.]

Amended and Restated Subsidiary Guaranty Agreement

This Amended and Restated Subsidiary Guaranty Agreement (the “Agreement”), dated as of February 26, 2010, by The Andersons, Inc, an Ohio corporation (the “Company”), and each of the subsidiaries of the Company listed on Schedule I hereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) for the benefit of the purchasers of the Notes (as defined hereinbelow) and other financial institutions (together with their successors and assigns from time to time, the “Noteholders”) from time to time holders of Notes, under the Amended and Restated Note Purchase Agreement dated as of the date hereof, by and among the Company, and the Noteholders (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement).

Witnesseth:

Whereas, pursuant to that certain Note Purchase Agreement dated as of March 27, 2008 (the “Original Note Agreement”), the Noteholders have purchased $92,000,000 of the Company’s 4.80% Senior Guaranteed Notes, Series A due March 27, 2011 (the “Original Series A Notes”), $61,500,000 of the Company’s 6.12% Senior Guaranteed Notes, Series B, due March 27, 2015 (the “Original Series B Notes”) and $41,500,000 of the Company’s 6.78% Senior Guaranteed Notes, Series C due March 27, 2018 (the “Original Series C Notes” and together with the Original Series A Notes and the Original Series B Notes, the “Original Notes”);

Whereas, certain of the Noteholders have agreed to extend the maturity date of the Original Series A Notes held by such Noteholders and in connection therewith the Company and the Noteholders have agreed to enter into the Note Purchase Agreement and pursuant to the Note Agreement, the Company will issue $25,000,000 aggregate principal amount of its Adjusting Rate Senior Guaranteed Notes, Series A-1, due March 27, 2012 (the “Series A-1 Notes”), $25,000,000 aggregate principal amount of its Adjusting Rate Senior Guaranteed Notes, Series A-2, due March 27, 2013 (the “Series A-2 Notes”) and $25,000,000 aggregate principal amount of its Adjusting Rate Senior Guaranteed Notes, Series A-3, due March 27, 2014 (the “Series A-3 Notes” and collectively with the Series A-1 Notes and Series A-2 Notes, the “New Series A Notes”) in exchange for $75,000,000 of the Outstanding Series A Notes. The remaining $17,000,000 Original Series A Notes (the “Remaining Series A Notes”) along with the original Series B Notes and the Original Series C Notes will remain outstanding and shall be referred to herein, with the New Series A Notes, collectively as the “Notes”;

Whereas, each of the Guarantors is a direct or indirect Subsidiary of the Company and the execution, delivery and performance of its obligations under this Agreement are in the Guarantors’ direct business interests and the Guarantors have derived substantial benefit from the purchase of the Notes by the Noteholders and will derive additional benefits from the amendment and restatement of the Note Agreement and the Exchange; and

Whereas, it is a condition precedent to the obligations of the Noteholders under the Note Agreement that each Guarantor execute and deliver to the Noteholders a Subsidiary Guaranty Agreement in the form hereof, and each Guarantor wishes to fulfill said condition precedent;

Now, Therefore, in order to induce the Noteholders to execute and deliver the Note Agreement and certain of the Noteholders to enter into the Exchange and to make the financial accommodations as provided for in the Note Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Guarantee.

Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all obligations of the Company to the Noteholders under the Note Agreement and the Notes, including, without limitation, (A) the principal of and premium or Make-Whole Amount, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to the Noteholders under the Note Agreement and the Notes, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Note Agreement and the Notes; (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Section 2. Obligations Not Waived.

To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the Company or any other Guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Noteholder to assert any claim or demand or to enforce or exercise any right or remedy against the Company or any other Guarantor under the provisions of the Note Agreement or any Note or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any Note, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of any Noteholder.

Section 3. Guarantee of Payment.

Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Noteholder to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Noteholder in favor of the Company or any other Person.

Section 4. No Discharge or Diminishment of Guarantee.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Noteholder to assert any claim or demand or to enforce any remedy under the Note Agreement, any Note or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

Section 5. Defenses of Company Waived.

To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Guarantor, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Noteholders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any other Guarantor or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other Guarantor or guarantor, as the case may be, or any security.

Section 6. Agreement to Pay; Subordination.

In furtherance of the foregoing and not in limitation of any other right that any Noteholder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Noteholders in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Noteholders, all rights of such Guarantor against the Company or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of the Company or any other Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Company or any other Guarantor, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Notes.

Section 7. Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and the other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Noteholders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 8. Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6), the Company agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Noteholder under this Agreement, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 9. Contribution and Subrogation.

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold to satisfy a claim of any Noteholder and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment.

Section 10. Subordination.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Company or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 11. Representations and Warranties.

Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Company) contained in the Note Agreement are true and correct in all material respects.

Section 12. Termination.

The guarantees made hereunder (i) shall terminate when all the Guaranteed Obligations have been irrevocably paid in full in cash and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Noteholder or any Guarantor upon the bankruptcy or reorganization of the Company, any Guarantor or otherwise.

Section 13. Binding Effect; Several Agreement; Assignments.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Noteholders, and thereafter shall be binding upon such Guarantor and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Noteholders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock or other equity securities of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Note Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 14. Waivers; Amendment.

(a) No failure or delay of any Noteholder of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand and any Noteholder on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under the Note Agreement or any Note, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights of the Noteholders hereunder and under the Notes, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Required Holders (except as otherwise provided in the Note Agreement) provided, however, that any amendment hereof with respect to the amount of Guaranteed Obligations pursuant to Section 23 below shall not require the written consent of the Guarantors or the Required Holders and shall have been deemed to have been automatically consented to by each Guarantor and each Noteholder.

Section 15. Notices.

All communications and notices hereunder shall be in writing and given as provided in Section 18 of the Note Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

Section 16. Severability.

Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17. Counterparts; Integration.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

Section 18. Definitions.

Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Note Agreement.

Section 19. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Noteholder may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.

(c) Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Guarantor irrevocably consents to the service of process to the Company on its behalf in the manner provided for notices in Section 22.8 of the Note Agreement. Nothing in this Agreement will affect the right of any Noteholder to serve process in any other manner permitted by law.

Section 20. Waiver of Jury Trial.

Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of this Agreement, any other Financing Agreement or any hedging document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other parties hereto have been induced to enter into this agreement, the other Notes and the hedging documents by, among other things, the mutual waivers and certifications in this Section.

Section 21. Additional Guarantors.

Pursuant to Section 9.7 of the Note Agreement, certain Subsidiaries of the Company will be required to enter into this Agreement as a Guarantor. Upon execution and delivery after the date hereof by such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 22. Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Noteholder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Noteholder to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, irrespective of whether or not such Person shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Noteholder under this Section 22 are in addition to other rights and remedies (including other rights of setoff) that such Noteholder may have.

Section 23. Savings Clause.

(a) It is the intent of each Guarantor and the Administrative Agent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i) in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Noteholders) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Noteholders) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Noteholders) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b) The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Noteholders) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions.” To the extent set forth in Section 23(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Noteholders), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c) This Section 23 is intended solely to preserve the rights of the Noteholders hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 23 as against the Noteholders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 24. Amendment and Restatement.

This Agreement amends and restates in its entirety that certain Subsidiary Guaranty Agreement dated as of March 27, 2008 and all references in the Note Agreement or the Notes to “Subsidiary Guaranty” shall mean this Agreement on and after the date hereof.

[Signatures Follow]

in witness whereof, the parties hereto have duly executed this Agreement as of the day and year first above written.

The Andersons Agriculture Group, L.P.

By:

  Name:

  Title:

The Andersons, Inc

By:

Name: Nicholas C. Conrad

Title: Vice President, Finance and

           Treasurer

Guarantor(s)	Address
The Andersons Agriculture Group, L.P.	480 West Dussel Drive Maumee, Ohio 43537

Supplement No.       , dated as of       , to the Subsidiary Guaranty Agreement, dated as of February 26, 2010 (the “Guaranty Agreement”), among The Andersons, Inc, an Ohio corporation (the “Company”), each of the subsidiaries of the Company listed on Schedule I thereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) for the benefit of the Noteholders (as defined in the Note Agreement referred to below).

Reference is made to the Amended and Restated Note Purchase Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Company and the purchasers of the Notes (as defined therein) issued thereunder (together with their successors and assigns from time to time the “Noteholders”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Note Agreement.

The Guarantors have entered into the Guaranty Agreement in order to induce the Noteholders purchase the Notes. Pursuant to Section 9.7 of the Note Agreement, certain Subsidiaries of the Company are required to enter into the Guaranty Agreement as a Guarantor. Section 21 of the Guaranty Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Note Agreement to become a Guarantor under the Guaranty Agreement as consideration for the purchase of the Notes by the Noteholders.

Accordingly, the New Guarantor agrees as follows:

Joinder. In accordance with Section 21 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

Representations and Warranties. The New Guarantor represents and warrants to the Noteholders that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Binding Effect. This Supplement shall become effective when it shall have been executed by the New Guarantor and thereafter shall be binding upon the New Guarantor and shall inure to the benefit of the Noteholders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Guaranty Agreement. The New Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Noteholders.

Governing Law. This Supplement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Notices to New Guarantor. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Company.

[Signatures Follow]

In Witness Whereof, the New Guarantor has duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:

  Name:

  Title:

  Address:

Form of Opinion of General Counsel
to the Company and Subsidiary Guarantors

The closing opinion of Naran U. Burchinow, Esq., General Counsel for the Company and the Subsidiary Guarantors, which is called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to the Noteholders, shall be satisfactory in scope and form to the Noteholders and shall be to the effect that:

1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

2. Each Subsidiary Guarantor is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or limited liability company power and the corporate or limited liability company authority to execute and perform the Subsidiary Guaranty and has the full corporate or limited liability company power and the corporate or limited liability company authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect.

3. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

5. The Subsidiary Guaranty has been duly authorized by all necessary corporate or limited liability company action on the part of the Subsidiary Guarantor party thereto, has been duly executed and delivered by such Subsidiary Guarantor, and constitutes the legal, valid and binding contract of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Agreement, the Notes or the Subsidiary Guaranty.

7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty do not (a) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company or any Subsidiary Guarantor pursuant to the provisions of the charter documents or by-laws or operating agreement, as the case may be, of the Company or any Subsidiary Guarantor or any agreement or other instrument known to such counsel to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor may be bound, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

8. There are no proceedings pending, or to the knowledge of such counsel, threatened against or directly affecting the Company or any Subsidiary Guarantor in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting any Subsidiary Guarantor’s ability to perform its obligations under its Subsidiary Guaranty or the Company’s ability to perform its obligations under the Agreement or the Notes.

9. The application of the proceeds of the issue and sale of the Notes will not violate or result in a violation of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

10. Neither the Company nor any Subsidiary Guarantor is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.

11. The issuance, sale and delivery of the Notes and the Subsidiary Guaranty under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes or the Subsidiary Guaranties under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Naran U. Burchinow, Esq. shall cover such other matters relating to the sale of the Notes as the Noteholders may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and the Subsidiary Guarantors.

Form of Opinion of Special Counsel
to the Noteholders

The closing opinion of Chapman and Cutler LLP, special counsel to the Noteholders, called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Noteholders, shall be satisfactory in form and substance to the Noteholders and shall be to the effect that:

1. The Agreement constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

2. The Notes constitute the legal, valid and binding obligations the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

3. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Chapman and Cutler LLP is limited to the laws of the State of New York and the Federal laws of the United States. With respect to matters of fact upon which such opinion is based, Chapman and Cutler LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Noteholders delivered in connection with the issuance and sale of the Notes. The opinion of Chapman and Cutler LLP shall provide that subsequent institutional investors shall be permitted to rely on such opinion as if they were an original addressee thereto.